Exhibit 1.2

NORTHEAST NUCLEAR ENERGY COMPANY
PRO FORMA STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2002
(UNAUDITED)
(THOUSANDS OF DOLLARS)


                                                                                              Pro Forma Giving
                                                     Per Book     Pro Forma Adjustments      Effect to Adjustments
                                                     --------     ---------------------      ---------------------
Operating Revenues                                   $   (923)          $   -                     $   (923)
                                                     --------           --------                 ---------

Operating Expenses                                         -                -                           -
                                                     --------           --------                 ---------
Operating Loss                                           (923)              -                         (923)
                                                     --------           --------                 ---------
Other Income, Net                                          -                -                           -
                                                     --------           --------                 ---------
Loss Before Interest Expense
  and Income Tax Benefit                                 (923)              -                         (923)
                                                     --------           --------                 ---------
Interest Expense                                           -                -                           -
                                                     --------           --------                 ---------
Loss Before Income Tax Benefit                           (923)              -                         (923)
                                                     --------           --------                 ---------
Income Tax Benefit                                       (923)              -                         (923)
                                                     --------           --------                 ---------
Net Loss                                             $     -            $   -                    $      -
                                                     ========           ========                 =========




NORTHEAST NUCLEAR ENERGY COMPANY
PRO FORMA STATEMENT OF RETAINED EARNINGS
AS OF SEPTEMBER 30, 2002
(UNAUDITED)
(THOUSANDS OF DOLLARS)


                                                                                              Pro Forma Giving
                                                     Per Book     Pro Forma Adjustments      Effect to Adjustments
                                                     --------     ---------------------      ---------------------
Balance at beginning of period                       $    851           $ (851)                     $   -
Net Loss                                                   -                -                           -
                                                     --------           --------                    --------
Balance at end of period                             $    851           $ (851)                     $   -
                                                     ========           ========                    ========



NORTHEAST NUCLEAR ENERGY COMPANY
PRO FORMA CAPITAL STRUCTURE
AS OF SEPTEMBER 30, 2002
(UNAUDITED)
(THOUSANDS OF DOLLARS)


                                                                                              Pro Forma Giving
                                                     Per Book     Pro Forma Adjustments      Effect to Adjustments
                                                     --------     ---------------------      ---------------------

Common stockholder's equity                          $16,095            $(16,095)                   $   -
                                                     --------           --------                    --------
        Total Capitalization                         $16,095            $(16,095)                   $   -
                                                     ========           ========                    ========


NORTHEAST NUCLEAR ENERGY COMPANY
PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2002
(THOUSANDS OF DOLLARS)

                                                                                      Debit         Credit
                                                                                      -----         ------
a) Cash and cash equivalents                                                          16,095
       Notes receivable from affiliated companies                                                    16,095

   To record transfer of cash to fund dividends and repurchase common stock.

b) Retained earnings                                                                     851
       Dividend payable                                                                                 851

   To record declaration of dividend payable to NU parent.

c) Dividend payable                                                                      851
       Cash and cash equivalents                                                                        851

   To record dividend payment to NU parent.

d) Common Stock                                                                           15
   Capital surplus, paid in                                                           15,229
       Cash and cash equivalents                                                                     15,244

   To record repurchase of outstanding common stock from NU parent.


Note 1> On an NU consolidated basis, the pro forma adjustments herein have no impact, due to the intercompany eliminations of money pool and investment in subsidiary accounts.

Note 2> On an NU parent basis, the only impact from the pro forma adjustments herein reduces its investment in subsidiary account and increases its cash and cash equivalents account.